As filed with the Securities and Exchange Commission on December 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0684736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(713) 651-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. Donaldson

Executive Vice President, General Counsel and Corporate Secretary

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Telephone: (713) 651-7000

Facsimile: (713) 651-6987

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John Goodgame

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-5800

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	25,203,773(1)	$91.69 (2)	$2,310,933,946.37 (2)	$267,837 (3)

(1)	Pursuant to Rule 416(a) under the Securities Act, the amount of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sale prices of our common stock on November 29, 2016, as reported on the New York Stock Exchange.
(3)	Pursuant to Rule 457(c) of the Securities Act.

PROSPECTUS

EOG Resources, Inc.

25,203,773 SHARES OF COMMON STOCK

This prospectus relates solely to the resale of up to an aggregate of 25,203,773 shares of common stock of EOG Resources, Inc. by the selling stockholders named in this prospectus or in any supplement to this prospectus. We are registering the offer and sale of the shares on behalf of the selling stockholders.

The selling stockholders may sell the shares of common stock offered by this prospectus from time to time as they may determine through ordinary brokerage transactions, directly to market makers, in private sales, through dealers or agents or through any other means described in “Plan of Distribution.” The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents and similar fees and fees of counsel incurred by such selling stockholder. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “EOG.” On November 30, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $102.52 per share.

You should read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including any information we direct you to under the heading “Risk Factors,” for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the United States Securities and Exchange Commission, referred to in this prospectus as the “SEC” or the “Commission,” using a “shelf” registration process. Using this process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer to sell up to the number of shares of common stock set forth on the cover of this prospectus from time to time in one or more offerings in any manner described in “Plan of Distribution.” This prospectus generally describes EOG Resources, Inc. and the common stock that the selling stockholders may offer. In some cases, a selling stockholder may also be required to provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and any applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we, nor the selling stockholders, have authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective date on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT EOG RESOURCES, INC.

EOG Resources, Inc., a Delaware corporation organized in 1985, together with its subsidiaries, explores for, develops, produces and markets crude oil and natural gas primarily in major producing basins in the United States of America, The Republic of Trinidad and Tobago, the United Kingdom, The People’s Republic of China, Canada and, from time to time, select other international areas. At December 31, 2015, our total estimated net proved reserves were 2,118 million barrels of oil equivalent (which we refer to in this prospectus as “MMBoe”), of which 1,098 million barrels (which we refer to in this prospectus as “MMBbl”) were crude oil and condensate reserves, 383 MMBbl were natural gas liquids reserves and 3,825 billion cubic feet, or 637 MMBoe, were natural gas reserves. At such date, approximately 97% of our net proved reserves (on a crude oil equivalent basis) were located in the United States and 3% in Trinidad. EOG employed approximately 2,760 persons, including foreign national employees, as of December 31, 2015.

Our principal executive offices are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002. Our telephone number at that location is (713) 651-7000.

In this prospectus, references to “EOG,” “we,” “us,” “our” and “the Company” each refers to EOG Resources, Inc. and, unless otherwise stated, our subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information regarding the Public Reference Room and its copying charges. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.eogresources.com. Information contained on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus. In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents without actually including the specific information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may replace this information and information previously filed with the SEC. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 5, 2016, August 4, 2016 and November 3, 2016, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 14, 2016, January 15, 2016, April 29, 2016, September 9, 2016 and October 5, 2016; and

•	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC on August 29, 1989.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to in this prospectus as the “Exchange Act,” until the selling stockholders sell all of the common stock offered by this prospectus, other than information furnished to the SEC under Items 2.02 or 7.01, or the exhibits related thereto under Item 9.01, of Form 8-K, which information is not deemed filed under the Exchange Act and is not incorporated by reference into this prospectus.

You may request a copy of these filings at no cost by writing or telephoning our Corporate Secretary at our principal executive offices, which are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, telephone: (713) 651-7000.

OIL AND GAS TERMS

When describing commodities produced and sold:	oil	= crude oil and condensate
	liquids	= crude oil, condensate, and natural gas liquids
	gas	= natural gas

When describing liquids:	Bbl	= barrel
	MBbl	= thousand barrels
	MMBbl	= million barrels
	Boe	= barrel of oil equivalent
	MMBoe	= million barrels of oil equivalent

When describing natural gas:	Mcf	= thousand cubic feet
	MMcf	= million cubic feet
	Bcf	= billion cubic feet
	MMBtu	= million British thermal units

Crude oil equivalent volumes are determined using a ratio of 1.0 Bbl of crude oil and condensate or natural gas liquids to 6.0 Mcf of natural gas.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to purchase any of our common stock, you should carefully consider the following risk factors, in addition to the discussion of risks and uncertainties under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Realization of any of those risks or the following risks or adverse results from any matter listed under the heading “Information Regarding Forward-Looking Statements” in this prospectus or in our reports filed with the SEC under Exchange Act could have a material adverse effect on our business, financial condition, cash flows and results of operations and could result in a decline in the market price of our common stock. As a result, you could lose all or part of your investment in the shares of our common stock. The following risks and uncertainties and the risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company.

Risks Related to Our Common Stock

The market price of our common stock has historically experienced volatility.

The market price of our common stock has historically experienced fluctuations. For example, during 2016, the market price of our common stock has ranged from $57.15 to $107.47 per share. The market price of our common stock is likely to continue to be volatile and subject to price and volume fluctuations in response to commodity price volatility and market and other factors, including the factors discussed under “Information Regarding Forward-Looking Statements” in this prospectus, under Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in the documents incorporated by reference into this prospectus. Increased volatility could result in a decline in the market price of our common stock. Volatility or depressed market prices for our common stock could make it difficult for you to resell your shares of our common stock when you want or at attractive prices.

We may reduce or cease to pay dividends on our common stock.

We can provide no assurance that we will continue to pay dividends on our common stock at the current rate or at all. The determination of the amount of future cash dividends, if any, to be declared and paid on our common stock will depend upon, among other factors, our financial condition, cash flow, level of exploration and development expenditure opportunities and future business prospects.

There may be future dilution of our common stock, which may adversely affect the market price of our common stock.

We are not restricted from selling or issuing additional shares of our common stock or securities convertible into or exchangeable for our common stock. In addition, holders of shares of our common stock are not entitled to any preemptive rights — that is, rights to purchase their pro rata share of any offering of shares of our common stock — and, therefore, any sales or issuances by us of our common stock or securities convertible into or exchangeable for our common stock could result in increased dilution to our stockholders, and such dilution could be substantial. The market price of our common stock may be adversely affected by sales or issuances of additional shares of our common stock or securities convertible into or exchangeable for our common stock, or by the perception that such a sale or issuance or other dilution may occur. Our Restated Certificate of Incorporation, as amended, referred to in this prospectus as the “Restated Certificate of Incorporation,”

authorizes our board of directors to issue up to 640,000,000 shares of our common stock, $0.01 par value per share, and up to 10,000,000 shares of our preferred stock, $0.01 par value per share. As of November 15, 2016, there were 576,456,353 shares of our common stock and no shares of our preferred stock outstanding.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our board of directors is authorized to issue one or more series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or other terms, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Provisions in our organizational documents and Delaware law could delay or prevent a change in control of us, which could adversely affect the market price of our common stock.

Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of us, which could adversely affect the market price of our common stock. The provisions in our Restated Certificate of Incorporation and bylaws that could delay or prevent an unsolicited change in control of us include the authority of our board of directors to issue preferred stock discussed above and advance notice provisions for director nominations or business to be considered at a stockholders meeting. In addition, Delaware law imposes certain restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, statements regarding future commodity prices and statements regarding the plans and objectives of EOG’s management for future operations, are forward-looking statements. EOG typically uses words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “goal,” “may,” “will,” “should” and “believe” or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG’s future operating results and returns or EOG’s ability to replace or increase reserves, increase production, reduce or otherwise control operating and capital costs, generate income or cash flows or pay dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG’s forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG’s control. Important factors that could cause EOG’s actual results to differ materially from the expectations reflected in EOG’s forward-looking statements include, among others:

•	the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;

•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;

•	the extent to which EOG is successful in its efforts to economically develop its acreage in, produce reserves and achieve anticipated production levels from, and maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects;

•	the extent to which EOG is successful in its efforts to market its crude oil and condensate, natural gas liquids, natural gas and related commodity production;

•	the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, transportation and refining facilities;

•	the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG’s ability to retain mineral licenses and leases;

•	the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations; environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations imposing conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;

•	EOG’s ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	the extent to which EOG’s third-party-operated crude oil and natural gas properties are operated successfully and economically;

•	competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;

•	the availability and cost of employees and other personnel, facilities, equipment, materials (such as water) and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•	weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression and transportation facilities;

•	the ability of EOG’s customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•	EOG’s ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent and effect of any hedging activities engaged in by EOG;

•	the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	political conditions and developments around the world (such as political instability and armed conflict), including in the areas in which EOG operates;

•	the use of competing energy sources and the development of alternative energy sources;

•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;

•	acts of war and terrorism and responses to these acts;

•	physical, electronic and cyber security breaches; and

•	the other factors described under Item 1A, “Risk Factors,” on pages 13 through 21 of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any updates to those factors set forth in EOG’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG’s forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration and extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG’s forward-looking statements. EOG’s forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of:

•	640,000,000 shares of common stock, $0.01 par value per share, which we refer to in this prospectus as “common stock;” and

•	10,000,000 shares of preferred stock, $0.01 par value per share, which we refer to in this prospectus as “preferred stock,” 3,000,000 shares of which have been designated as “Series E Junior Participating Preferred Stock” (which we refer to in this prospectus as the “Series E preferred stock”), with a liquidation preference of $1.00 per share or an amount equal to the payment made on one share of our common stock, whichever is greater.

As of November 15, 2016, there were 576,456,353 shares of our common stock and no shares of our preferred stock outstanding. The following summary description of our common stock is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended. Copies of our Restated Certificate of Incorporation and the amendments thereto and our Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our common stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, each share being entitled to one vote. The common stock has no cumulative voting rights, meaning that the holders of a majority of the shares cast for the election of directors can elect all the directors if they choose to do so. The common stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of common stock are entitled to dividends in such amounts and at such times as may be declared by our board of directors out of legally available funds.

Upon our liquidation or dissolution, the holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any corporate debts and liquidation and any liquidation preference established for the preferred stock. All outstanding shares of common stock are, and upon issuance against full payment of the purchase price therefor, shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and non-assessable.

The transfer agent and registrar of the common stock is Computershare Trust Company, N.A., College Station, Texas.

Preferred Stock

Under our Restated Certificate of Incorporation, as amended, our board of directors may provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series. We currently have one authorized series of preferred stock: the Series E preferred stock. In February 2000, our board of directors, in connection with a rights agreement, authorized 1,500,000 shares of the Series E preferred stock, with a liquidation preference of $1.00 per share or an amount equal to the payment made on one share of our common stock, whichever is greater. In March 2005, our board of directors increased the authorized shares of the Series E preferred stock to 3,000,000 in connection with the two-for-one stock split of the common stock effected in March 2005. The rights agreement and the related preferred share purchase rights expired on February 24, 2010. As of November 15, 2016, there were no shares of the Series E preferred stock outstanding.

The rights, preferences, privileges and restrictions, including liquidation preferences, of the preferred stock of each additional series will be fixed or designated by our board of directors pursuant to a certificate of designations without any further vote or action by our stockholders.

Limitation on Directors’ Liability

Delaware corporation law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such laws, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Restated Certificate of Incorporation, as amended, limits the liabilities of our directors to us or our stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which the director derived an improper personal benefit.

This provision in our Restated Certificate of Incorporation, as amended, may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Anti-Takeover Provisions

Certain provisions in our organizational documents could delay or prevent an unsolicited change in control of us, including the authority of our board of directors to issue preferred stock discussed above and advance notice provisions for director nominations or business to be considered at a stockholders meeting. In addition, Delaware law imposes certain restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

SELLING STOCKHOLDERS

This prospectus covers the offering of up to 25,203,773 shares of our common stock by the selling stockholders identified below. The selling stockholders listed below may from time to time offer and sell pursuant to this prospectus all 25,203,773 shares of our common stock. We are registering these 25,203,773 shares of our common stock for sale by the selling stockholders named below pursuant to (i) a registration rights agreement, dated October 4, 2016, between us and certain of the selling stockholders which we entered into pursuant to an Agreement and Plan of Merger, dated as of September 2, 2016, by and among EOG, ERI Holdings I, Inc. and Yates Petroleum Corporation; (ii) a registration rights agreement, dated October 4, 2016, between us and certain of the selling stockholders which we entered into pursuant to an Agreement and Plan of Merger, dated as of September 2, 2016, by and among EOG, ERI Holdings II, Inc. and Abo Petroleum Corporation; (iii) a registration rights agreement, dated October 4, 2016, between us and certain of the selling stockholders which we entered into pursuant to an Agreement and Plan of Merger, dated as of September 2, 2016, by and among EOG, ERI Holdings III, Inc. and MYCO Industries, Inc.; (iv) a registration rights agreement, dated November 18, 2016, by and between EOG and Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989; (v) a registration rights agreement, dated November 18, 2016, by and between EOG and Los Chicos; and (vi) a registration rights agreement, dated November 16, 2016, by and between EOG and Yates Industries, LLC (the “Registration Rights Agreements”). Pursuant to the Registration Rights Agreements, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay any commissions due to brokers, dealers or agents and similar fees and fees of counsel incurred by such selling stockholder. However, we will not receive any of the proceeds from the sales of common stock by the selling stockholders. The term “selling stockholders” includes the stockholders listed in the table below and their transferees, pledgees, donees, assignees or other successors.

Except as set forth in, or incorporated by reference into, this prospectus or in any applicable prospectus supplement, none of the selling stockholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders.

The following table sets forth information relating to the selling stockholders as of November 18, 2016, based on information supplied to us by the selling stockholders on or prior to that date. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified below. Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of common stock indicated. The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will or will not be offered for sale.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock That May Be Offered	Shares of Common Stock Beneficially Owned After the Offering(2)
Name of Selling Stockholder	Number		Percentage(1)		Number	Percentage(1)
Andrew P. Yates 2012 Irrevocable Trust(3)	26,703		0.00%	26,703	0	0.00%
Bobby and Shari Smith 2012 Delaware Trust(4)	165,972		0.02%	165,972	0	0.00%
Bow Brook LLLP (5)	1,437,187		0.25%	1,437,187	0	0.00%
Brenda Yates	154,844		0.03%	154,844	0	0.00%
Courtney S. Yates 2012 Irrevocable Trust(6)	26,703		0.00%	26,703	0	0.00%
Cynthia Ann Yates Price	2,700,139	(7)	0.47%	1,337,781	0	0.00%
Dads Lifework LP(8)	556,330		0.10%	556,330	0	0.00%
Dan Lewis, Trustee of the Irrevocable Trey Yates Trust UTA dated December 4, 2012(9)	525,473		0.09%	525,473	0	0.00%
Darin Eugene Yates	2,645,419	(10)	0.46%	1,718,201	0	0.00%
Douglas E. Brooks	199,166		0.03%	199,166	0	0.00%
Foghorn II Trust(11)	162,403		0.03%	162,403	0	0.00%
Foghorn’s Baby EHY for Andrew Porter Yates(12)	185,443		0.03%	185,443	0	0.00%
Foghorn’s Baby EHY for Courtney St. Clair Yates(13)	185,443		0.03%	185,443	0	0.00%
Foghorn’s Baby EHY for Kelsy Megan Yates(14)	185,443		0.03%	185,443	0	0.00%
Frank Yates, Jr.	1,969,682.948	(15)	0.34%	1,718,201	539.948	0.00%
Jeffrey Martin Price	152,230		0.03%	152,230	0	0.00%
Jo Ann Yates	2,735,179	(16)	0.47%	1,807,961	0	0.00%
Jo Ann Yates 2012 Delaware Trust(17)	463,609		0.08%	463,609	0	0.00%
Jo Ann Yates 2013 Delaware Trust(18)	463,609		0.08%	463,609	0	0.00%
John A. Yates, III	1,298		0.00%	1,298	0	0.00%
John A. Yates, Sr. Trust Established Under the John A. Yates, Sr. and Charlotte G. Yates Revocable Trust(19)	1,917,125		0.33%	1,871,125	46,000	0.01%
John A. Yates, Sr., Trustee of Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989(20)	3,926,179		0.68%	3,923,179	3,000	0.00%

	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock That May Be Offered	Shares of Common Stock Beneficially Owned After the Offering(2)
Name of Selling Stockholder	Number		Percentage(1)		Number	Percentage(1)
John A. Yates, Jr. and Cynthia Yates Price, Trustee of the John A. Yates, Sr. Trust UTA dated December 13, 2010(21)	611,893		0.11%	611,893	0	0.00%
John A. Yates, Jr., and Cynthia Yates Price, Trustee of the John A. Yates, Sr., Grandchildren’s Trust UTA dated December 27, 2010(22)	479,363		0.08%	479,363	0	0.00%
John A. Yates, Jr. and Cynthia Yates Price, Trustee of the John A. Yates, Sr., Exempt Trust UTA dated January 3, 2011(23)	253,780		0.04%	253,780	0	0.00%
John A Yates, Jr., and Nancy E. Yates, Trustee of the John Yates, Jr. and Nancy Yates Revocable Trust UTA Dated September 21, 2012(24)	879,651		0.15%	879,651	0	0.00%
Kelsy M. Yates 2012 Irrevocable Trust(25)	26,703		0.00%	26,703	0	0.00%
Los Chicos (26)	17,140		0.00%	17,140	0	0.00%
Nicole S. Price Wesselmann	152,370		0.03%	152,230	140	0.00%
PY Foundation	556,330		0.10%	556,330	0	0.00%
PY 2012 Trust(27)	162,403		0.03%	162,403	0	0.00%
Richard M. Yates	1,202,228	(28)	0.21%	483,496	0	0.00%
Ryan Ashby Price	152,230		0.03%	152,230	0	0.00%
Scott and Jill Yates 2012 Delaware Trust(29)	927,218		0.16%	927,218	0	0.00%
Scott Martin Yates	2,645,419	(30)	0.46%	790,983	0	0.00%
Sean Joseph Price	154,756		0.03%	152,230	2,526	0.00%
Shari Ann Yates	1,718,200	(31)	0.30%	1,552,228	0	0.00%
St. Clair Peyton Yates, Jr.	1,205,382	(32)	0.21%	486,649	0	0.00%
Yates Industries, LLC(33)	250,942		0.04%	250,942	0	0.00%

(1)	Based upon an aggregate of 576,456,353 shares outstanding as of November 15, 2016.
(2)	Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	Century Trust and Asset Management, a division of Century Bank is the trustee of the Andrew P. Yates 2012 Irrevocable Trust.
(4)	J.P. Morgan Trust Company of Delaware is the trustee of the Bobby and Shari Smith 2012 Delaware Trust. Each of Bobby J. Smith, Shari A. Yates, Ryan Brewer and Rustin Brewer share voting and investment power over the shares of common stock held by the Bobby and Shari Smith 2012 Delaware Trust and may be deemed to own beneficially shares of common stock held by the Bobby and Shari Smith 2012 Delaware Trust.
(5)	Under the Agreement of Bow Brook LLLP, the voting and disposition of the shares of common stock held by Bow Brook LLLP are controlled by its sole general partner. Peyton Davis is the sole general partner of Bow Brook LLLP.
(6)	Century Trust and Asset Management, a division of Century Bank is the trustee of the Courtney S. Yates 2012 Irrevocable Trust.
(7)

The John A. Yates, Sr., Grandchildren’s Trust UTA dated December 27, 2010 is the beneficial owner of 479,363 shares of common stock it holds directly. John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Grandchildren’s Trust UTA dated December 27, 2010. Accordingly, Cynthia Ann Yates Price may be deemed to be the beneficial owner of 479,363 shares of common stock. The John A. Yates, Sr., Exempt Trust UTA dated January 3, 2011 is the beneficial owner of 253,780 shares of common stock it holds directly. John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Exempt Trust UTA dated January 3, 2011. Accordingly, Cynthia Ann Yates Price may be deemed to be the beneficial owner of 253,780 shares of common stock. The John A. Yates, Sr. Trust UTA dated December 13, 2010 is the beneficial owner of 611,893 shares of common stock it holds directly. John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr. Trust UTA dated December 13, 2010. Accordingly, Cynthia Ann Yates Price may be deemed to be the beneficial owner of

611,893 shares of common stock. Los Chicos is the beneficial owner of 17,140 shares of common stock it holds directly. John A. Yates, Jr. and Cynthia Yates Price are the general partners of Los Chicos. Accordingly, Cynthia Ann Yates Price may be deemed to be the beneficial owner of 17,140 shares of common stock.
(8)	PY Cabin, LLC is the sole managing partner of Dads Lifework LP. St. Clair Peyton Yates, Jr. is the sole managing member of PY Cabin, LLC and may be deemed to be the beneficial owner of 556,330 shares of common stock held by Dads Lifework LP.
(9)	Dan Lewis is the trustee of the Irrevocable Trey Yates Trust.
(10)	The Jo Ann Yates 2012 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2012 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2012 Delaware Trust. Accordingly, Darin E. Yates may be deemed to be the beneficial owner 463,609 shares of common stock. The Jo Ann Yates 2013 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2013 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2013 Delaware Trust. Accordingly, Darin E. Yates may be deemed to be the beneficial owner 463,609 shares of common stock.
(11)	Richard Martin Yates is the trustee of the Foghorn II Trust.
(12)	Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Andrew Porter Yates.
(13)	Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Courtney St. Clair Yates.
(14)	Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Kelsy Megan Yates.
(15)	Yates Industries, LLC is the beneficial owner of 250,942 shares of common stock it holds directly. Yates Industries, LLC is a single member limited liability company wholly owned by Frank Yates, Jr. Accordingly, Frank Yates, Jr. may be deemed to be the beneficial owner of 250,942 shares of common stock.
(16)	The Jo Ann Yates 2012 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2012 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2012 Delaware Trust. Accordingly, Jo Ann Yates may be deemed to be the beneficial owner 463,609 shares of common stock. The Jo Ann Yates 2013 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2013 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2013 Delaware Trust. Accordingly, Jo Ann Yates may be deemed to be the beneficial owner 463,609 shares of common stock.
(17)	J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2012 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2012 Delaware Trust.
(18)	J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2013 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2013 Delaware Trust.
(19)	John A. Yates, Sr. is the trustee of the John A. Yates, Sr. Trust Established Under the John A. Yates, Sr. and Charlotte G. Yates Revocable Trust.
(20)	John A. Yates, Sr. is the trustee of Trust Q, u/w/o Peggy A. Yates (deceased) dated November 20, 1989.
(21)	John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Trust UTA dated December 13, 2010.
(22)	John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Grandchildren’s Trust UTA dated December 27, 2010.
(23)	John A. Yates, Jr. and Cynthia Yates Price are the co-trustees of the John A. Yates, Sr., Exempt Trust UTA dated January 3, 2011.
(24)	John A. Yates, Jr. and Nancy E. Yates are the co-trustees of the John Yates, Jr. and Nancy Yates Revocable Trust.
(25)	Century Trust and Asset Management, a division of Century Bank is the trustee of the Kelsy M. Yates 2012 Irrevocable Trust.
(26)	John A. Yates, Jr. and Cynthia Yates Price are the general partners of Los Chicos.
(27)	St. Clair Peyton Yates, Jr. is the trustee of the PY 2012 Trust.

(28)	The Foghorn II Trust is the beneficial owner of 162,403 shares of common stock it holds directly. Richard Martin Yates is the trustee of the Foghorn II Trust. Accordingly, Richard Martin Yates may be deemed to be the beneficial owner of 162,403 shares of common stock. The Foghorn’s Baby EHY For Andrew Porter Yates is the beneficial owner of 185,443 shares of common stock it holds directly. Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Andrew Porter Yates. Accordingly, Richard Martin Yates may be deemed to be the beneficial owner of 185,443 shares of common stock. The Foghorn’s Baby EHY For Courtney St. Clair Yates is the beneficial owner of 185,443 shares of common stock it holds directly. Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Courtney St. Clair Yates. Accordingly, Richard Martin Yates may be deemed to be the beneficial owner of 185,443 shares of common stock. The Foghorn’s Baby EHY For Kelsy Megan Yates is the beneficial owner of 185,443 shares of common stock it holds directly. Richard Martin Yates is the trustee of the Foghorn’s Baby EHY For Kelsy Megan Yates. Accordingly, Richard Martin Yates may be deemed to be the beneficial owner 185,443 shares of common stock.
(29)	J.P. Morgan Trust Company of Delaware is the trustee of the Scott and Jill Yates 2012 Delaware Trust. Each of Scott M. Yates, Marilyn Jill Yates, Amber R. Yates, Jakob S. Yates, Chambrie E. Yates and Glenn R. McColpin share voting and investment power over the shares of common stock held by the Scott and Jill Yates 2012 Delaware Trust. J.P.
(30)	The Jo Ann Yates 2012 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2012 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2012 Delaware Trust. Accordingly, Scott Martin Yates may be deemed to be the beneficial owner 463,609 shares of common stock. The Jo Ann Yates 2013 Delaware Trust is the beneficial owner of 463,609 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Jo Ann Yates 2013 Delaware Trust. Each of Jo Ann Yates, Scott M. Yates and Darin E. Yates share voting and investment power over the shares of common stock held by the Jo Ann Yates 2013 Delaware Trust. Accordingly, Scott Martin Yates may be deemed to be the beneficial owner 463,609 shares of common stock. The Scott and Jill Yates 2012 Delaware Trust is the beneficial owner of 927,218 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Scott and Jill Yates 2012 Delaware Trust. Each of Scott M. Yates, Marilyn Jill Yates, Amber R. Yates, Jakob S. Yates, Chambrie E. Yates and Glenn R. McColpin share voting and investment power over the shares of common stock held by the Scott and Jill Yates 2012 Delaware Trust. J.P. Accordingly, Scott Martin Yates may be deemed to be the beneficial owner 927,218 shares of common stock.
(31)	The Bobby and Shari Smith 2012 Delaware Trust is the beneficial owner of 165,972 shares of common stock it holds directly. J.P. Morgan Trust Company of Delaware is the trustee of the Bobby and Shari Smith 2012 Delaware Trust. Each of Bobby J. Smith, Shari A. Yates, Ryan Brewer and Rustin Brewer share voting and investment power over the shares of common stock held by the Bobby and Shari Smith 2012 Delaware Trust. Accordingly, Shari Ann Yates may be deemed to be the beneficial owner 165,972 shares of common stock.
(32)	PY 2012 Trust is the beneficial owner of 162,403 shares of common stock it holds directly. St. Clair Peyton Yates, Jr. is the trustee of the PY 2012 Trust. Accordingly, St. Clair Peyton Yates, Jr. may be deemed to be the beneficial owner of 162,403 shares of common stock. Dads Lifework L.P. is the beneficial owner of 556,330 shares of common stock it holds directly. PY Cabin, LLC is the sole managing partner of Dads Lifework LP. St. Clair Peyton Yates, Jr. is the sole managing member of PY Cabin, LLC. Accordingly, St. Clair Peyton Yates, Jr. may be deemed to be the beneficial owner of 556,330 shares of common stock.
(33)	Yates Industries, LLC is a single member limited liability company wholly owned by Frank Yates, Jr. Accordingly, Frank Yates, Jr. may be deemed to be the beneficial owner of 250,942 shares of common stock.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Subject to the limitations set forth in the Registration Rights Agreements, the selling stockholders may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

•	through brokers, dealers or agents;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, the selling stockholders may from time to time sell common stock in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers.

The selling stockholders may set the price or prices of their shares of common stock at:

•	fixed prices;

•	varying prices determined at the time of sale;

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

From time to time, the selling stockholders may pledge or grant a security interest in some or all of the common stock owned by them. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the common stock from time to time by this prospectus after we have filed a prospectus supplement amending the list of selling stockholders to include the pledgee, transferee, or other successor-in-interest as a selling stockholder under this prospectus.

The selling stockholders also may transfer the common stock in other circumstances. The amount of common stock beneficially owned by a selling stockholder will decrease as and when it transfers its common stock or defaults in performing obligations secured by the common stock. The plan of distribution for the common stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

Broker-dealers or other persons may receive commissions from the selling stockholders, or they may receive commissions from purchasers of the shares of common stock for whom they acted as agents, or both. Any of such commissions might be in excess of those customary in the types of transactions involved. Broker-dealers or other persons engaged by the selling stockholders may allow other broker-dealers or other persons to participate in resales. The selling stockholders may agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. If a broker-dealer purchases common stock as a principal, it may resell the common stock for its own account under this prospectus. A distribution of the common stock by the selling stockholders may also be effected through the issuance by the selling stockholder or others of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of options.

The aggregate proceeds to the selling stockholders from the sale of the common stock will be the purchase price of the common stock less the aggregate agents’ commissions, if any, and other expenses of the distribution not borne by us. The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act and any profits, commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Any of the selling stockholders’ agents or any of either of their affiliates may be customers of, engage in transactions with and perform services for us, and/or the selling stockholders or their affiliates in the ordinary course of business.

To our knowledge, there are currently no plans, arrangements or understandings between either of the selling stockholders and any broker, dealer or agent regarding the sale of the common stock by the selling stockholders.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters in connection with the offering of the common stock will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The letter report of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2015 and the estimates from the reports of that firm appearing in such Annual Report, are incorporated herein by reference on the authority of said firm as experts in petroleum engineering.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other expenses of issuance and distribution

The following table sets forth the expenses to be incurred by EOG Resources, Inc., referred to herein as the “Registrant,” in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$267,837
Legal Fees and Expenses	$75,000
Accounting Fees and Expenses	$25,000
Printing and Engraving Expenses	$15,000
Miscellaneous	$2,500
Total	$385,337

ITEM 15.	Indemnification of directors and officers

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers provisions as to the scope of indemnification.

The Restated Certificate of Incorporation, as amended, of the Registrant, referred to therein as the “Corporation,” contains the following provisions relating to indemnification of directors and officers, namely:

“Eighth: A.(1) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

2. The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Laws enacted that further limits the liability of a director.

B.(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2) If a claim under paragraph B(1) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

4. The Corporation may maintain insurance at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law.

5. If this article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation, and may nevertheless indemnify and hold harmless each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

6. For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.”

The Registrant has purchased liability insurance policies covering the directors and officers of the Registrant to provide protection, subject to policy terms and conditions, in instances when the Registrant cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 16.	Exhibits

Exhibit number		Description

3.1(a)	—	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (File No. 001-09743).

3.1(b)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 5, 1993 (incorporated by reference to Exhibit 4.1(b) to the Registrant’s Registration Statement on Form S-8, File No. 33-52201, filed February 8, 1994).

3.1(c)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 14, 1994 (incorporated by reference to Exhibit 4.1(c) to the Registrant’s Registration Statement on Form S-8, File No. 33-58103, filed March 15, 1995).

3.1(d)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 11, 1996 (incorporated by reference to Exhibit 3(d) to the Registrant’s Registration Statement on Form S-3, File No. 333-09919, filed August 9, 1996).

3.1(e)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 7, 1997 (incorporated by reference to Exhibit 3(e) to the Registrant’s Registration Statement on Form S-3, File No. 333-44785, filed January 23, 1998).

3.1(f)	—	Certificate of Ownership and Merger Merging EOG Resources, Inc. into Enron Oil & Gas Company, dated August 26, 1999 (incorporated by reference to Exhibit 3.1(f) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (File No. 001-09743).

3.1(g)	—	Certificate of Designations of Series E Junior Participating Preferred Stock, dated February 14, 2000 (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A, File No. 001-09743, filed February 18, 2000).

3.1(h)	—	Certificate of Elimination of the Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series A, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(j) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, filed September 28, 2000).

3.1(i)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series C, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, filed September 28, 2000).

3.1(j)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series D, dated February 24, 2005 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004) (File No. 001-09743).

3.1(k)	—	Amended Certificate of Designations of Series E Junior Participating Preferred Stock, dated March 7, 2005 (incorporated by reference to Exhibit 3.1(m) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007) (File No. 001-09743).

Exhibit number		Description

3.1(l)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 3, 2005 (incorporated by reference to Exhibit 3.1(l) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005) (File No. 001-09743).

3.1(m)	—	Certificate of Elimination of Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, dated March 6, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 6, 2008) (File No. 001-09743).

3.2	—	Bylaws, dated August 23, 1989, as amended and restated effective as of September 22, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 000-09743, filed September 28, 2015).

*4.1	—	Registration Rights Agreement, dated as of October 4, 2016, among EOG and the stockholders of Yates Petroleum Corporation set forth therein.

*4.2	—	Registration Rights Agreement, dated as of October 4, 2016, among EOG and the stockholders of Abo Petroleum Corporation set forth therein.

*4.3	—	Registration Rights Agreement, dated as of October 4, 2016, among EOG and the stockholders of MYCO Industries, Inc. set forth therein.

*4.4	—	Registration Rights Agreement, dated as of November 18, 2016, by and between EOG and Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989.

*4.5	—	Registration Rights Agreement, dated as of November 18, 2016, by and between EOG and Los Chicos.

*4.6	—	Registration Rights Agreement, dated as of November 16, 2016, by and between EOG and Yates Industries, LLC.

4.7	—	Specimen of Certificate evidencing the Registrant’s Common Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (File No. 001-09743).

*5.1	—	Opinion of Akin Gump Strauss Hauer & Feld LLP.

*23.1	—	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 to this registration statement).

*23.2	—	Consent of Deloitte & Touche LLP.

*23.3	—	Consent of DeGolyer and MacNaughton.

*24.1	—	Certain Powers of Attorney.

*	Filed herewith.

ITEM 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the “Securities Exchange Act of 1934,” that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 2, 2016.

EOG RESOURCES, INC.
(Registrant)

By:	/s/ TIMOTHY K. DRIGGERS
Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 2, 2016.

	Signature	Title
	/S/ WILLIAM R. THOMAS (William R. Thomas)	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director

	/S/ TIMOTHY K. DRIGGERS (Timothy K. Driggers)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	/S/ ANN D. JANSSEN (Ann D. Janssen)	Vice President, Accounting (Principal Accounting Officer)

	* (Janet F. Clark)	Director

	* (Charles R. Crisp)	Director

	* (James C. Day)	Director

	* (H. Leighton Steward)	Director

	* (Donald F. Textor)	Director

	* (Frank G. Wisner)	Director

*By:	/S/ MICHAEL P. DONALDSON
Michael P. Donaldson Attorney-in-Fact for persons indicated

S-1

INDEX TO EXHIBITS

Exhibit number		Description

3.1(a)	—	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008) (File No. 001-09743).

3.1(b)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 5, 1993 (incorporated by reference to Exhibit 4.1(b) to the Registrant’s Registration Statement on Form S-8, File No. 33-52201, filed February 8, 1994).

3.1(c)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 14, 1994 (incorporated by reference to Exhibit 4.1(c) to the Registrant’s Registration Statement on Form S-8, File No. 33-58103, filed March 15, 1995).

3.1(d)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated June 11, 1996 (incorporated by reference to Exhibit 3(d) to the Registrant’s Registration Statement on Form S-3, File No. 333-09919, filed August 9, 1996).

3.1(e)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 7, 1997 (incorporated by reference to Exhibit 3(e) to the Registrant’s Registration Statement on Form S-3, File No. 333-44785, filed January 23, 1998).

3.1(f)	—	Certificate of Ownership and Merger Merging EOG Resources, Inc. into Enron Oil & Gas Company, dated August 26, 1999 (incorporated by reference to Exhibit 3.1(f) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (File No. 001-09743).

3.1(g)	—	Certificate of Designations of Series E Junior Participating Preferred Stock, dated February 14, 2000 (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A, File No. 001-09743, filed February 18, 2000).

3.1(h)	—	Certificate of Elimination of the Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series A, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(j) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, filed September 28, 2000).

3.1(i)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series C, dated September 13, 2000 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Registration Statement on Form S-3, File No. 333-46858, filed September 28, 2000).

3.1(j)	—	Certificate of Elimination of the Flexible Money Market Cumulative Preferred Stock, Series D, dated February 24, 2005 (incorporated by reference to Exhibit 3.1(k) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004) (File No. 001-09743).

3.1(k)	—	Amended Certificate of Designations of Series E Junior Participating Preferred Stock, dated March 7, 2005 (incorporated by reference to Exhibit 3.1(m) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007) (File No. 001-09743).

3.1(l)	—	Certificate of Amendment of Restated Certificate of Incorporation, dated May 3, 2005 (incorporated by reference to Exhibit 3.1(l) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005) (File No. 001-09743).

3.1(m)	—	Certificate of Elimination of Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, dated March 6, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 6, 2008) (File No. 001-09743).

E-1

Exhibit number		Description

3.2	—	Bylaws, dated August 23, 1989, as amended and restated effective as of September 22, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 000-09743, filed September 28, 2015).

*4.1	—	Registration Rights Agreement, dated as of October 4, 2016, among EOG and the stockholders of Yates Petroleum Corporation set forth therein.

*4.2	—	Registration Rights Agreement, dated as of October 4, 2016, among EOG and the stockholders of Abo Petroleum Corporation set forth therein.

*4.3	—	Registration Rights Agreement, dated as of October 4, 2016, among EOG and the stockholders of MYCO Industries, Inc. set forth therein.

*4.4	—	Registration Rights Agreement, dated as of November 18, 2016, by and between EOG and Trust Q u/w/o Peggy A. Yates (deceased) dated November 20, 1989.

*4.5	—	Registration Rights Agreement, dated as of November 18, 2016, by and between EOG and Los Chicos.

*4.6	—	Registration Rights Agreement, dated as of November 16, 2016, by and between EOG and Yates Industries, LLC.

4.7	—	Specimen of Certificate evidencing the Registrant’s Common Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999) (File No. 001-09743).

*5.1	—	Opinion of Akin Gump Strauss Hauer & Feld LLP.

*23.1	—	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 to this registration statement).

*23.2	—	Consent of Deloitte & Touche LLP.

*23.3	—	Consent of DeGolyer and MacNaughton.

*24.1	—	Certain Powers of Attorney.

*	Filed herewith.

E-2